PREFERRED STOCK PURCHASE AGREEMENT

     PREFERRED STOCK PURCHASE AGREEMENT, dated as of July 22, 1998 (this "Agreement"), between CRIIMI MAE Inc., a Maryland corporation (the "Company"), and MeesPierson Investments Inc., a Delaware corporation (the "Investor").

     WHEREAS, the Company desires to sell to the Investor, and the Investor desires to purchase from the Company, up to 300,000 shares of the Company's Series D Cumulative Convertible Preferred Stock, par value $.01 per share (the "Series D Preferred Stock"), on the terms and subject to the conditions set forth herein;

     NOW THEREFORE, in consideration of the foregoing premises and mutual representations, warranties and agreements contained herein, and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto agree as follows:

                                  ARTICLE I

                  Purchase and Sale of Series D Preferred Stock

     Section 1.1 Purchase and Sale. (a) Subject to the terms and conditions set forth in this Agreement, the Investor hereby grants to the Company the right to sell to the Investor at the Company's election in whole or in part from time to time up to 300,000 shares of Series D Preferred Stock (the "Shares"). Any election to sell the Shares may be exercised by written notice from the Company to the Investor (an "Option Notice"), delivered to the Investor at any time from the day hereof until 5:00 P.M., New York City time on July 31, 1999. The Company may not exercise its put option pursuant to this Section 1.1, (i) if upon the sale of the Shares there would be shares of Series C Cumulative Convertible Preferred Stock, par value $.01 per share ("Series C Preferred Stock"), and Series D Preferred Stock, issued and outstanding, with an aggregate liquidation preference in excess of $30,000,000 or (ii) if the sale of the Shares would result in the Investor, together with its affiliates (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), having beneficial ownership of 5% or more of the Company's Common Stock, par value $.01 per share ("Common Stock"). For purposes of this Agreement, "beneficial ownership" shall be determined in accordance with Rule 13d-3 of the Exchange Act.

          (b) The purchase price for each Share shall equal $100, payable as specified in Section 1.2 hereof.

     Section 1.2 The Closings. (a) The purchase and sale of Shares shall take place at the offices of the Company at 11200 Rockville Pike, Rockville, Maryland 20852, at 10:00 a.m. on the third business day following the date of delivery to the Investor of an Option Notice, as the case may be, or at such other time and place as the Company and the Investor may mutually agree. Each such time and date for delivery of the Shares and the Purchase Price therefor

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is herein called a "Closing" and the date of any such Closing is herein called a "Closing Date."

          (b) The aggregate purchase price for Shares purchased at a Closing (the "Purchase Price") shall equal the product of (i) the number of Shares being purchased at such Closing multiplied by (ii) $100.

          (c) At each Closing for the sale and purchase of Shares, (i) the Company shall satisfy, or the Investor shall waive, each of the conditions set forth in Section 4.2 and the Company shall deliver to the Investor (A) one or more stock certificates representing the Shares being purchased, registered in the name of the Investor or its nominee and (B) the Put Option Exercise Fee and (ii) the Investor shall satisfy, or the Company shall waive, each of the conditions set forth in Section 4.1 and the Investor shall deliver to the Company the Purchase Price in immediately available funds by wire transfer to such account as shall be designated in writing by the Company.

          (d) For purposes of this Agreement, the "Put Option Exercise Fee" (referred to in Section 1.2(c)) shall be equal to (i) the number of Shares being purchased and sold at such Closing multiplied by (ii) $1, in immediately available funds by wire transfer to such account as shall be designated in writing by the Investor at least two business days prior to the scheduled date of the Closing. In connection with the first exercise of the put option (which shall not exceed 100,000 Shares), the Company shall deliver to the Investor the sum of (i) $600,000 and (ii) the Put Option Exercise Fee, in immediately available funds by wire transfer to such account as shall be designated in writing by the Investor at least two business days prior to the scheduled date of the Closing.

                                  ARTICLE II

                          Representations and Warranties

     Section 2.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Investor:

          (a) The Company meets the requirements for the use of Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), and has filed with the Securities and Exchange Commission (the "SEC") a registration statement on such Form, as amended (File No. 333-54031), which has become effective, for the registration under the Securities Act of the Shares. Such registration statement, as amended at the date of this Agreement, meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act and complies in all other material respects with said Rule. The Company proposes to file with the SEC pursuant to Rule 424 under the Securities Act a supplement to the prospectus included in such registration statement relating to the Shares and the plan of distribution thereof and has previously advised the Investor of all further information (financial and other) with respect to the Company to be set forth therein. Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the "Registration Statement"; such prospectus in the form in which it appears in the Registration Statement is hereinafter called the "Basic

Prospectus"; and the supplemented prospectus, in the form in which it shall be filed with the SEC pursuant to Rule 424(b) (including the Basic Prospectus as so supplemented) is hereinafter called the "Final Prospectus". Any reference herein to the Registration Statement, the Basic Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the date of this Agreement, or the issue date of the Basic Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Basic Prospectus or the Final Prospectus, as the case may be, and deemed to be incorporated therein by reference.

          (b) When the Final Prospectus is first filed pursuant to Rule 424(b) under the Securities Act, when, prior to any Closing Date, any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the Registration Statement), when any supplement to the Final Prospectus is filed with the SEC and at each Closing Date, (i) the Registration Statement, as amended as of any such time and the Final Prospectus, as amended or supplemented as of any such time, complies or will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules thereunder and (ii) neither the Registration Statement, as amended as of any such time, nor the Final Prospectus, as amended or supplemented as of any such time, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

          (c) The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the Securities Act and the rules thereunder.

          (d) The financial statements included in the Registration Statement and the Final Prospectus present fairly the financial position of the Company and any entity with respect to which the Company has the power to vote or direct the voting of sufficient securities or interests to elect a majority of the directors or management committee or similar governing body (each a "Subsidiary"), which is required to be consolidated with the Company by generally accepted accounting principles, as at the dates indicated and the results of their operations for the periods specified; except as otherwise stated in the Registration Statement, said audited financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein.

          (e) As of the date hereof, since the respective dates as of which information is given in the Registration Statement and the Final Prospectus, except as otherwise stated therein, (i) there has been no event or condition that would have a material adverse effect on the business, operations, properties, assets, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or on the Company's ability to consummate this Agreement in accordance with its terms (a "Material Adverse Effect"), (ii) there have been no transactions entered into by the Company or any of its Subsidiaries, other than in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise and (iii) except for regular quarterly dividends on the Common Stock and quarterly dividends on its outstanding preferred stock, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (f) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect.

          (g) Each Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect; all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable; and the capital stock of each Subsidiary held by the Company, directly or through Subsidiaries, is held free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except as set forth in the Final Prospectus or otherwise disclosed to the Investor in writing prior to the date of this Agreement.

          (h) As of June 15, 1998, the authorized capital stock of the Company consists of (i) 25,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"), of which as of the close of business on June 15, 1998, 0 shares of Series A Cumulative Convertible Preferred Stock, 1,629,582 shares of Series B Cumulative Convertible Preferred Stock and 250,000 shares of Series C Preferred Stock are issued and outstanding and (ii) 60,000,000 shares of Common Stock, of which as of the close of business on June 15, 1998, 47,795,989 shares were issued and outstanding and 0 shares were held in its treasury. All of such outstanding shares of Common Stock and Preferred Stock have been duly authorized, validly issued and are fully paid and non-assessable. The Shares have been duly authorized for issuance and sale to the Investor pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable.

The shares of Common Stock issuable upon conversion of the Shares have been duly authorized and reserved on the books of the Company for such issuance and, when issued and delivered in accordance with the terms of the Articles Supplementary to the Articles of Incorporation of the Company for the Series D Preferred Stock, will be validly issued and fully paid and non-assessable.
The Preferred Stock and the Common Stock conform to all statements relating thereto contained in the Final Prospectus and the issuance of the Shares, and any Common Stock upon the conversion of the Shares, is not subject to preemptive or other similar rights.

          (i) Neither the Company nor any of its Subsidiaries is in violation of its charter or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject, other than violations or defaults which do not individually or in the aggregate have a Material Adverse Effect. The execution, delivery and performance of this Agreement, the consummation of the transactions contemplated herein and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and will not (i) result in any violation of the provisions of the charter or by-laws of the Company or any Subsidiary, (ii) conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance (collectively, "Liens") upon any property or assets of the Company or any of its Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject or (iii) violate any applicable law, administrative regulation or administrative or court decree, other than, in the case of clauses (ii) and (iii) above, those conflicts, breaches, defaults, creation or imposition of Liens and violations which do not individually or in the aggregate have a Material Adverse Effect.

          (j) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might have a Material Adverse Effect. There are no contracts or documents of the Company or any of its Subsidiaries which are required to be filed as exhibits to the Registration Statement by the Securities Act or the regulations thereunder which have not been so filed.

          (k) No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the offering, issuance or sale of the Shares hereunder, except such as may be required under the Securities Act or the regulations thereunder or state securities laws.

          (l) The Company and its Subsidiaries possess such certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

          (m) This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, rights and remedies of creditors and other obligees or by other equitable principles of general application.

          (n) Except as set forth on Exhibit A attached hereto, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act.

          Any certificate signed by an executive officer of the Company and delivered to the Investor in connection with this Agreement shall be deemed a representation and warranty by the Company to the Investor as to the nature of the matters covered thereby.

     Section 2.2 Representations and Warranties of the Investor. The Investor hereby makes the following representations and warranties to the
Company:

          (a) (i) The Investor has been duly organized and is in good standing under the laws of the State of Delaware, (ii) the Investor is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required for the Investor to perform its obligations under this Agreement, (iii) the Investor has the requisite corporate power and authority to enter into and perform this Agreement, (iv) the execution and delivery of this Agreement by the Investor and performance by it of its obligations hereunder have been duly authorized,
(v) this Agreement has been duly executed and delivered by the Investor and
(vi) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, rights and remedies of creditors and other obligees or by other equitable principles of general application.

          (b) No authorization, approval or consent of any court or governmental authority or agency is necessary to be obtained by the Investor in connection with the purchase of the Shares hereunder.

          (c) The execution, delivery and performance of this Agreement, the consummation of the transactions contemplated herein and compliance by the Investor with its obligations hereunder have been duly authorized by all necessary corporate action and will not (i) result in any violation of the provisions of the charter or by-laws of the Investor, (ii) conflict with or constitute a breach of, or default under, or result in the creation or imposition of any Lien upon any property or assets of the Investor pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Investor is a party or by which it may be bound, or to which any of the property or assets of the Investor is subject or (iii) violate any applicable law, administrative regulation or administrative or court decree, other than, in the case of clauses (ii) and (iii) above, those conflicts, breaches, defaults, creation or imposition of Liens and violations which do not individually or in the aggregate have a material adverse effect on the Investors' ability to consummate this Agreement in accordance with its terms.

          (d) The Investor understands and has evaluated the risks of a purchase of the Shares, has been provided an opportunity to obtain any additional information concerning the offering, the Company and all other information to the extent the Company possesses such information or can acquire it without unreasonable effort or expense, and has been given the opportunity to ask questions of, and receive answers from, the Company and its management concerning the terms and conditions of the offering and other matters pertaining to this investment.

                                   ARTICLE III

                                    Covenants

     Section 3.1 Covenants of the Company. The Company covenants with the Investor that, prior to the termination of the sale of the Shares, the Company will not file any amendment to the Registration Statement or supplement to the Basic Prospectus which relates to the Series D Preferred Stock unless the Company has furnished the Investor a copy for the Investor's review prior to filing and will not file any such proposed amendment or supplement to which the Investor reasonably objects. Subject to the foregoing sentence, the Company will cause the Final Prospectus to be filed pursuant to Rule 424(b) under the Securities Act not later than the close of business on the second business day following the execution and delivery of the first Option Notice hereunder. The Company will promptly advise the Investor (i) when the Final Prospectus shall have been filed with the SEC pursuant to Rule 424(b), (ii) when any amendment to the Registration Statement relating to the Shares shall have become effective, (iii) of any request received by the Company from the SEC for any amendment of the Registration Statement or amendment of or supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose of which the Company has knowledge and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares in any jurisdiction or the initiation or threatening of any proceeding for such purpose of which the Company has knowledge.

     3.2 Covenants of the Investor. The Investor covenants with the Company that, during any Conversion Pricing Period (as such term is defined in the Articles Supplementary set forth in Exhibit C) neither the Investor nor its affiliates will engage in the sale of shares of Common Stock if such sale would constitute the last sale of shares of Common Stock prior to the scheduled time of closing of trading on the New York Stock Exchange (or on any other exchange or system on which the Common Stock is or may be listed or quoted) on any day on which such exchange or system is open for trading.

                                        ARTICLE IV

                                        Conditions

     Section 4.1 Company Conditions Precedent. The obligation hereunder of the Company to sell the Shares to the Investor is subject to the satisfaction, at or before each Closing, of each of the following conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

          (a) Accuracy of Investor's Representations and Warranties. The representations and warranties of the Investor shall be true and correct as of the date when made and as of each Closing Date as though made at that time (except for representations and warranties that speak as of a particular date).

          (b) Performance by Investor. The Investor shall have performed, satisfied and complied with all covenants, agreements and conditions required to be performed, satisfied or complied with by the Investor at or prior to each Closing.

          (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority having competent jurisdiction which prohibits or materially impairs the consummation of any of the transactions contemplated by this Agreement.

     Section 4.2 Investor Conditions Precedent. The obligation of the Investor to acquire and pay for the Shares is subject to the satisfaction, at or before each Closing, of each of the following conditions set forth below. These conditions are for the Investor's sole benefit and may be waived by the Investor at any time in its sole discretion.

          (a) Accuracy of Company's Representations and Warranties. The representations and warranties of the Company shall be true and correct as of the date when made and as of each Closing Date as though made at that time (except for representations and warranties that speak as of a particular date).

          (b) Performance by Company. The Company shall have performed, satisfied and complied with all covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to each Closing.

          (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority having competent jurisdiction which prohibits or materially impairs the consummation of any of the transactions contemplated by this Agreement.

          (d) No Stop Order. No stop order suspending the effectiveness of the Registration Amendment shall have been issued and no proceedings for that purpose shall have been instituted or threatened; and the Final Prospectus shall have been filed with the SEC pursuant to Rule 424(b) not later than the close of business on the second business day following the execution and delivery of this Agreement.

          (e) Officers' Certificate. The Company shall have furnished to the Investor a certificate, signed by two executive officers of the Company, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus and this Agreement and that, to their best knowledge: (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened; and (iii) since the date of the most recent financial statements incorporated by reference in the Final Prospectus, there has been no event or condition causing a Material Adverse Effect.

          (f) Opinion. The Company shall have furnished to the Investor an opinion of Swidler & Berlin, substantially in the form attached hereto as Exhibit B.

          (g) Articles Supplementary. The Company shall have filed with the Maryland State Department of Assessments and Taxation Articles Supplementary to the Articles of Incorporation of the Company for the Series D Preferred Stock, which Articles Supplementary shall be substantially in the form attached hereto as Exhibit C.

          (h) Subsequent Events. On or after the date of execution of this Agreement there shall not have occurred any of the following: (i) any event or condition that has had or would have a Material Adverse Effect; (ii) a suspension or material limitation in the trading of the Common Stock on the principal national securities exchange on which the Common Stock is listed or admitted to trading or in securities generally on the principal national securities exchange on which the Common Stock is listed or admitted to trading; (iii) a general moratorium on commercial banking activities in Amsterdam declared by the relevant authorities; (iv) the outbreak or escalation of any hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the public announcement of (A) a tender offer or exchange offer for the Common Stock, (B) a merger, consolidation or sale of all or substantially all of the assets of the Company, (C) the acquisition by a third party (other than H. William Willoughby or William B. Dockser) of more than 5% of the Common Stock, (D) a proxy solicitation by any person other than management (other than proposals of security holders included in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act) or (E) the occurrence of any other material event or events signifying an imminent change in control of the Company.

                                ARTICLE V

                               Miscellaneous

     Section 5.1 Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. Each party hereto represents to the other party that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Each party hereto agrees to indemnify and to hold harmless the other party for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which such party or any of its officers, partners, employees or representatives is responsible.

     Section 5.2 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect.

     Section 5.3 Consent to Jurisdiction. Each of the Company and the Investor (i) hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of Maryland or the United States of America in the State of Maryland for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Investor consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this paragraph shall affect or limit any right to service of process in any other manner permitted by law.

     Section 5.4 Trial by Jury. Each of the Company and the Investor hereby irrevocably waives all right of trial by jury in any action, proceeding or counterclaim arising out of or in connection with this Agreement or any matter arising hereunder.

     Section 5.5 Entire Agreement; Amendments. This Agreement contains the entire understanding of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived, amended or otherwise modified other than by a written instrument signed by each of the parties hereto.

     Section 5.6 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or facsimile at the address or number designated below, (b) on the third business day in the country of receipt following the date of mailing by international express courier service, fully prepaid, addressed to such address or (c) upon actual receipt of any other form of delivery. The addresses for such communications shall be:

     If to the Company

          MeesPierson Investments Inc.
          3 Stamford Plaza
          301 Tresser Boulevard
          Stamford, CT 06901-3239
          Attention: Raymond B. Lang, Managing Director
          Facsimile: 203-705-5902

     If to the Investor:

          CRIIMI MAE Inc.
          11200 Rockville Pike
          Rockville, Maryland  20852
          Attention: Cynthia O. Azzara
          Facsimile: 301-231-0334

     Either party hereto may from time to time change its address for notices under this Section 5.6 by giving at least 10 days' prior written notice of such changed address to the other party hereto.

     Section 5.7 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

     Section 5.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. Neither party hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld.

     Section 5.9 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

     Section 5.10 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Maryland without regard to such State's principles of conflict of laws.

     Section 5.11 Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     Section 5.12 Publicity. The Company and the Investor shall consult with each other prior to issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby.

     Section 5.13. Termination. This Agreement may be terminated at any time by the mutual consent of the Company and the Investor; provided that the provisions of Section 3.2 shall survive such termination.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date hereof.

CRIIMI MAE INC.                    MEESPIERSON INVESTMENTS INC.


By:/S/ Cynthia O. Azzara           By: /S/Thomas Abbott
   ---------------------               -------------------
     Cynthia O. Azzara                    Thomas Abbott
     Senior Vice President/Chief          Chairman
     Financial Officer/Treasurer


                              By: /S/ Bruce T. Bernstein
                                  -----------------------
                                     Bruce T. Bernstein
                                     President and C.E.O.

                                 EXHIBIT A


     Each of William B. Dockser, H. William Willoughby, Jay R. Cohen, Deborah
A. Linn, Frederick J. Burchill and Cynthia O. Azzara have entered into a Registration Rights and Lock-Up Agreement with CRIIMI MAE Inc. ("CRIIMI MAE"), pursuant to which they are entitled to certain incidental, shelf and demand registration rights with respect to shares of CRIIMI MAE common stock, par value $0.01 per share, held by such individuals.

                                   EXHIBIT B

Form of Opinion of Swidler & Berlin

a. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, as supplemented by the Prospectus Supplement, and to enter into and perform its obligations under the Purchase Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction identified on Exhibit B hereto.

b. Each Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, as supplemented by the Prospectus Supplement, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction identified on Exhibit B hereto. All of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable. The capital stock of each Subsidiary held by the Company, directly or through Subsidiaries, is held free and clear of any perfected security interest, or, to our knowledge, any other mortgage, pledge, lien, encumbrance, claim or equity, except as set forth in the Registration Statement or on Exhibit C hereto or otherwise disclosed to you in writing prior to the date of the Purchase Agreement.

c. As of June 15, 1998, the authorized capital stock of the Company consisted of (i) 25,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"), of which as of the close of business on June 15, 1998, 0 shares of Series A Cumulative Convertible Preferred Stock, 1,629,582 shares of Series B Cumulative Convertible Preferred Stock and 250,000 shares of Series C Cumulative Convertible Preferred Stock are issued and outstanding and (ii) 60,000,000 shares of Common Stock, par value $.01 per share ("Common Stock"), of which as of the close of business on June 15, 1998, 47,795,989 shares were issued and outstanding and 0 shares were held in its treasury. All of such outstanding Common Shares and Preferred Stock have been duly authorized, validly issued and are fully paid and non-assessable. The Shares have been duly authorized for issuance and sale to the Investor pursuant to the Purchase Agreement and, when issued and delivered by the Company pursuant to the Purchase Agreement against payment of the consideration set forth therein, will be validly issued and fully paid and non-assessable. The Common Shares have been duly authorized and reserved on the books of the Company for issuance upon conversion of the Shares and, when issued and delivered in accordance with the terms of the Articles Supplementary to the Articles of Incorporation of the Company for the Shares, will be validly issued and fully paid and non-assessable. The Shares and the Common Shares conform to the legal description thereof contained in the Registration Statement, as supplemented by the Prospectus Supplement and, to our knowledge, the issuance of the Shares and any Common Shares upon the conversion of the Shares is not subject to preemptive or other similar rights.


d. The execution, delivery and performance by the Company of the Purchase Agreement, the consummation of the transactions contemplated therein and compliance by the Company with its obligations thereunder have been duly authorized by all necessary corporate action and will not (i) result in any violation of the provisions of the charter or by-laws of the Company or any Subsidiary, (ii) to our knowledge, constitute a breach of, or default under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any of its Subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument identified on Exhibit D hereto to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject or
(iii) to our knowledge, based upon our review of those United States or Maryland laws, rules and regulations which, in our experience, are normally applicable to transactions of the type contemplated by the Purchase Agreement, violate any applicable United States or Maryland law, administrative regulation or administrative or court decree, other than, in the case of clauses (ii) and (iii) above, those breaches, defaults, creation or imposition of Liens and violations which do not individually or in the aggregate have a Material Adverse Effect.

e. To our knowledge, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or threatened, against or affecting the Company or any of its Subsidiaries, which is required to be disclosed in the Registration Statement and which is not so disclosed, or which might have a Material Adverse Effect. To our knowledge, there are no contracts or documents of the Company or any of its Subsidiaries which are required to be filed as exhibits to the Registration Statement by the Securities Act or the regulations thereunder which have not been so filed.

f. No authorization, approval or consent of any United States or Maryland court or governmental authority or agency is necessary in connection with the offering, issuance or sale of the Shares pursuant to the Purchase Agreement, except such as may be required under the Securities Act or the regulations thereunder or state securities laws. The Company intends to file each of the Purchase Agreement, the Articles Supplementary and the form of Share certificate with the Securities and Exchange Commission, contemporaneously with the closing of the sale of Shares, as exhibits to a Current Report on Form 8-K.

g. To our knowledge, neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

h. The Purchase Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, rights and remedies of creditors and other obligees or by other equitable principles of general application.

i. The Registration Statement and any amendments thereto have become effective under the Securities Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement, as amended, has been issued and no proceeding for that purpose has been instituted or threatened. The Registration Statement, the Prospectus and each amendment thereof or supplement thereto as of their respective effective or issue dates complied as to form in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, and the respective rules thereunder; provided, however, that we express no view as to (i) the financial statements and the financial statement schedules contained or incorporated by reference therein or omitted therefrom (including the notes to the financial statements and the auditors' reports on the financial statements) and (ii) the other financial or statistical information contained or incorporated by reference therein or omitted therefrom (including the projected annualized total returns and the assumptions described therein).

                                      EXHIBIT C

                                 ARTICLES SUPPLEMENTARY
                                        TO THE
                                ARTICLES OF INCORPORATION
                                          OF
                                      CRIIMI MAE INC.


          CRIIMI MAE INC., a Maryland corporation (the "Corporation"), by and through its undersigned Senior Vice President, does hereby certify that:

          A. On July 18, 1998, the Board of Directors of the Corporation (the "Board of Directors"), pursuant to Section 2-105 of the Maryland General Corporation Law (the "GCL") and Article SIXTH of the Articles of Incorporation of the Corporation duly classified 300,000 unissued shares of the Corporation's preferred stock, $.01 par value per share ("Preferred Stock"), into a class of preferred stock designated "Series D Cumulative Convertible Preferred Stock" (the "Series D Preferred Stock") and established and fixed the preferences, conversion or other rights, voting powers, restrictions or terms or conditions of redemption of such shares of stock, and authorized the execution and delivery of these Articles Supplementary to the Maryland State Department of Assessments and Taxation for filing pursuant to Section 2-208 of the GCL.

          B. The terms of the Series D Preferred Stock, as set by the Board of Directors, are as follows:

          1. Definitions. For the purposes of these Articles Supplementary, the following terms shall have the meanings indicated:

          "Average Closing Trade Price" shall mean the quotient of (a) the sum of the Closing Trade Prices for all of the Valid Trading Days during the applicable Conversion Pricing Period divided by (b) the number of Valid Trading Days in such Conversion Pricing Period.

          "Applicable Rate" shall mean, for each Quarterly Dividend Period the sum of (a) 75 basis points plus (b) LIBOR as of the second LIBOR Market Day preceding the commencement of such Quarterly Dividend Period.

          "Business Day" shall mean any day other than a Saturday, Sunday or the Friday after Thanksgiving or a day on which banking institutions in the State of New York or Maryland are authorized or obligated by law or executive order to close.

          "Closing Trade Price" for a given Trading Day shall mean (a) the last traded price for the Common Stock or the Survivor Common Stock, as the case may be, for such Trading Day as reported by the New York Stock Exchange or the American Stock Exchange or any successor thereto or (b) the last reported bid quotation for the Common Stock or the Survivor Common Stock, as the case may be, for such Trading Day as quoted by the NASDAQ National Market System or any successor thereto.

          "Common Stock" shall mean the common stock, par value $.01 per share, of the Corporation.

          "Conversion Pricing Period" shall mean a period of twenty-one (or such fewer number as shall be mutually agreed upon in writing by the Corporation and the holder of the Series D Preferred Stock being converted) consecutive Trading Days immediately preceding the date of delivery of a Holder Conversion Notice or the Mandatory Conversion Date, as the case may be.

          "Dividend Parity Stock" shall have the meaning ascribed thereto in
Section 3(b) hereof.

          "Event" shall have the meaning ascribed thereto in Section 4(b) hereof.

          "Holder Conversion Notice" shall have the meaning ascribed thereto in Section 9(d) hereof.

          "LIBOR" shall mean the arithmetic mean of the offered rates for 3 month deposits in United States dollars which appear on the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service for the purpose of displaying London interbank offered rates of major banks) (the "Telerate Screen Page 3750") as of 11:00 A.M., London time, on the specified LIBOR Market Day; provided, however, if at the specified time on the specified LIBOR Market Day fewer than two such offered rates so appear on the Telerate Screen Page 3750, LIBOR shall mean the arithmetic mean of three offered rates to prime banks for 3 month deposits in United States dollars by three major banks in the London interbank market, as selected by the Corporation, at approximately 11:00 A.M., London time, on the specified LIBOR Market Day; provided, further, if fewer than three major banks in the London interbank market are quoting rates to prime banks for 3 month deposits in United States dollars, LIBOR shall be the LIBOR in effect for the previous Quarterly Dividend Period.

          "LIBOR Market Day" shall mean any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London, England.

          "Liquidation Value" with respect to a share of Series D Preferred Stock shall mean $100.

          "Mandatory Conversion Date" shall mean the second yearly anniversary of the date of issuance of a given share of Series D Preferred Stock.

          "Minimum Daily Price" shall mean either (a) 75% of the Closing Trade Price for the Trading Day immediately preceding either the date of delivery of the Holder Conversion Notice to the Corporation or the Mandatory Conversion Date, as the case may be, or (b) such price as shall be mutually agreed in writing by the Corporation and the holder of the Series D Preferred Stock that has requested conversion thereof.

          "Person" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

          "Qualified Person" shall mean any Person that, immediately after giving effect to the applicable Transaction, (i) is a solvent corporation or other entity organized under the laws of any State of the United States of America having its common stock or, in the case of an entity other than a corporation, equivalent equity securities, listed on the New York Stock Exchange or the American Stock Exchange or quoted by the NASDAQ National Market System or any successor thereto, and such common stock or equivalent equity security continues to meet the requirements for such listing or quotation and (ii) is required to file, and in each of the three fiscal years immediately preceding the consummation of the applicable Transaction (or, if shorter, since its inception) has filed, reports with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the United States Securities Exchange Act of 1934, as amended.

          "Quarterly Dividend Payment Date"shall have the meaning ascribed thereto in Section 3(a) hereof.

          "Quarterly Dividend Period" shall mean, with respect to any Quarterly Dividend Payment Date, the period commencing on the day succeeding the prior Quarterly Dividend Payment Date (or, with respect to the first Quarterly Dividend Payment Date for a share of Series D Preferred Stock, the date of issuance of such share of Series D Preferred Stock) to and including such Quarterly Dividend Payment Date.

          "Redemption Price" shall have the meaning ascribed thereto in
Section 6(a) hereof.

          "Series A Preferred Stock" shall mean the Corporation's Series A Cumulative Convertible Preferred Stock, par value $.01 per share.

          "Series B Preferred Stock" shall mean the Corporation's Series B Cumulative Convertible Preferred Stock, par value $.01 per share.

          "Series C Preferred Stock" shall mean the Corporation's Series C Cumulative Convertible Preferred Stock, par value $.01 per share.

          "Subsidiary" of any Person means any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

          "Surviving Person" shall mean the continuing or surviving Person of a merger, consolidation or other corporate combination, the Person receiving a transfer of all or substantially all of the properties and assets of the Corporation, or the Person consolidating with or merging into the Corporation in a merger, consolidation or other corporate combination in which the Corporation is the continuing or surviving Person, but in connection with which the Series D Preferred Stock or Common Stock of the Corporation is exchanged, converted or reinstated into the securities of any other Person or cash or any other property; provided, however, if such Surviving Person is a direct or indirect Subsidiary of a Qualified Person, the parent entity that is a Qualified Person shall be the Surviving Person.

         "Survivor Common Stock" with respect to any Person shall mean any shares of such Person of any class or series which has no preference or priority in the payment of dividends or in the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person and which is not subject to redemption by such Person; provided, however, that if at any time there shall be more than one such class or series, the shares of each such class and series issuable upon conversion of the Series D Preferred Stock then being converted shall be substantially in the proportion to the total number of shares of each such class and series.

         "Trading Day" shall mean any day on which the principal national securities exchange on which the Common Stock or Survivor Common Stock, as the case may be, is listed or admitted to trading is open for the transaction of business or, if the Common Stock or Survivor Common Stock, as the case may be, is not listed or admitted to trading on any national securities exchange, a Business Day.

          "Transaction" shall have the meaning ascribed thereto in Section 9(k) hereof.

          "Transfer Agent" shall have the meaning ascribed thereto in Section 9(d) hereof.

          "Valid Trading Day" shall mean any Trading Day during a Conversion Pricing Period in which either (a) the Closing Trade Price for such Trading Day exceeds the Minimum Daily Price or (b) the Closing Trade Price for such Trading Day does not exceed the Minimum Daily Price and the Corporation and the holder of the Series D Preferred Stock that has requested conversion thereof agree in writing to include such day as a Valid Trading Day in such Conversion Pricing Period.

          2. Designation and Number; Rank. (a) The shares of such series of preferred stock shall be designated as "Series D Cumulative Convertible Preferred Stock" (the "Series D Preferred Stock"). The number of shares initially constituting the Series D Preferred Stock shall be 300,000, which number may be decreased (but not increased) by the Board of Directors without a vote of the holders of Series D Preferred Stock; provided, however, that such number may not be decreased below the number of then outstanding shares of Series D Preferred Stock.

          (b) The Series D Preferred Stock shall, with respect to dividend rights and rights upon liquidation, dissolution or winding up, rank (i) senior to the common stock, par value $.01 per share of the Corporation (the "Common Stock") and to all other capital stock of the Corporation the terms of which specifically provide that such capital stock ranks junior to the Series D Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Corporation, (ii) on a parity with all capital stock of the Corporation the terms of which specifically provide that such capital stock ranks on a parity with the Series D Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Corporation and (iii) junior to (w) the Corporation's Series A Cumulative Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), (x) the Corporation's Series B Cumulative Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"),
(y) the Corporation's Series C Cumulative Convertible Preferred Stock, par value $.01 per share (the "Series C Preferred Stock") and (z) all other capital stock of the Corporation the terms of which specifically provide that such capital stock ranks senior to the Series D Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Corporation.

          3. Dividends and Distributions. (a) The holders of shares of Series D Preferred Stock, in preference to the holders of shares of Common Stock and of any other shares of capital stock of the Corporation ranking junior to the Series D Preferred Stock as to payment of dividends, shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation legally available therefor, cumulative cash dividends at the Applicable Rate, payable in quarterly installments on the last Business Day of each calendar quarter in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"). Each such quarterly dividend shall be fully cumulative, to the extent not paid, and, with respect to each share of Series D Preferred Stock, shall accrue (whether or not earned or declared) on a daily basis with additional cumulative dividends on any accrued but unpaid dividends accruing daily (whether or not earned or declared) and compounding quarterly at the Applicable Rate, from the date of issuance of such share of Series D Preferred Stock, and thereafter from the first day of the quarterly period in which such dividend may be payable as herein provided.

          (b) Dividends paid on the shares of the Series D Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated among all such shares of Series D Preferred Stock and all other shares of capital stock of the Corporation ranking on a parity as to dividends with the Series D Preferred Stock ("Dividend Parity Stock") at the time outstanding pro rata so that the amount of dividends declared per share of Series D Preferred Stock and the Dividend Parity Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series D Preferred Stock and the Dividend Parity Stock bear to each other. The Board of Directors may fix a record date for the determination of holders of shares of the Series D Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than sixty days nor less than ten days prior to the date fixed for the payment thereof.

          (c) Any dividend payment made on shares of the Series D Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of the Series D Preferred Stock which remains payable.

          (d) The holders of shares of the Series D Preferred Stock shall not be entitled to receive any dividends or other distributions except as expressly provided herein.

          4. Voting Rights. So long as the Series D Preferred Stock remains outstanding, the holders of shares of the Series D Preferred Stock shall have the following voting rights:

          (a) The holders of shares of Series D Preferred Stock shall have no voting rights except as set forth below or as otherwise from time to time required by law.

          (b) The affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series D Preferred Stock, voting separately as a class, in person or by proxy, in writing or at a special or annual meeting of stockholders called for the purpose, shall be necessary to,
(i) authorize, create or increase the authorized or issued amount of, any class or series of the Corporation's capital stock ranking prior to the Series D Preferred Stock with respect to payment of dividends or distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized capital stock of the Corporation into any such capital stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such capital stock or (ii) amend, alter or repeal any of the provisions of the Articles of Incorporation or the Articles Supplementary to the Articles of Incorporation for the Series D Preferred Stock, whether by merger, consolidation or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of the Series D Preferred Stock or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Series D Preferred Stock remains outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event, the Corporation may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series D Preferred Stock; and provided, further, that (x) any increase in the amount of authorized Common Stock or Series D Preferred Stock or the authorization, creation or issuance of any other class or series of capital stock or (y) any increase in the amount of authorized shares of any other class or series of capital stock, in each case ranking on a parity with or junior to the Series D Preferred Stock with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

          (c) During any period in which dividends on the Series D Preferred Stock are cumulatively in arrears for six or more quarterly dividend payments (whether or not consecutive), then the number of directors constituting the Board of Directors shall, without further action, be increased by two and the holders of shares of the Series D Preferred Stock, voting separately as a single class (together with any other series of Preferred Stock as provided in Section 4(d)(iii)), shall have, in addition to the other voting rights expressly set forth herein, the right to elect the directors of the

Corporation to fill such newly created directorships, the remaining directors to be elected by the other classes of stock entitled to vote therefor at each meeting of stockholders held for the purpose of electing such remaining directors. Such additional voting rights shall continue until such time as all dividends accumulated on the Series D Preferred Stock shall have been paid in full, at which time such additional directors shall cease to be directors, subject to the rights of any other series of Preferred Stock to vote for the election of such additional directors (as described in Section 4(d)(iii)), and such additional voting right of the holders of Series D Preferred Stock shall terminate, subject to revesting in the event of each and every subsequent event of the character indicated above. In no event shall the holders of Series D Preferred Stock voting separately as a class be entitled to elect a total of more than two directors to the Board of Directors pursuant to this
Section 4.

          (d)(i) The foregoing rights of holders of shares of Series D Preferred Stock to take any actions as provided in this Section 4 may be exercised at any annual meeting of stockholders or at a special meeting of stockholders held for such purpose as hereinafter provided or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Corporation, of the holders of the minimum number of shares required to take such action. So long as such right to vote continues (and unless such right has been exercised by written consent of the minimum number of shares required to take such action), the Chairman of the Board of Directors may call, and upon the written request of holders of record of 20% of the outstanding shares of Series D Preferred Stock addressed to the Secretary of the Corporation at the principal office of the Corporation, shall call, a special meeting of the holders of shares entitled to vote as provided herein. Such meeting shall be held within 60 days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the by-laws of the Corporation for the holding of meetings of stockholders.

          (ii) Except as provided in paragraph (d)(iii) of this Section 4, at each meeting of stockholders at which the holders of shares of Series D Preferred Stock shall have the right, voting separately as a single class, to elect directors of the Corporation as provided in this Section 4 or to take any action, the presence in person or by proxy of the holders of record of a majority of the total number of shares of Series D Preferred Stock then outstanding and entitled to vote on the matter shall be necessary and sufficient to constitute a quorum. At any such meeting or at any adjournment thereof:

          (A) the absence of a quorum of the holders of shares of Series D Preferred Stock shall not prevent the election of directors other than those to be elected by the holders of shares of Series D Preferred Stock and the absence of a quorum of the holders of shares of any other class or series of capital stock shall not prevent the election of directors to be elected by the holders of shares of Series D Preferred Stock or the taking of any action as provided in this Section 4; and

          (B) in the absence of a quorum of the holders of shares of Series D Preferred Stock, a majority of the holders of such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of shares of Series D Preferred Stock from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.


          (iii) If, at any time when the holders of Series D Preferred Stock are entitled to elect directors pursuant to the provisions of Section 4(c), the holders of any one or more other series of Preferred Stock are entitled to elect directors by reason of any default or event specified in the Corporation's Articles of Incorporation (or any articles supplementary thereto), as in effect at the time, or the articles supplementary for such series, and if the terms for such other additional series so permit, then the voting rights of the two or more series then entitled to vote shall be combined (with each series having a number of votes proportional to the aggregate liquidation preference of its outstanding shares). In such case, the holders of Series D Preferred Stock and of all such other series then entitled so to vote, voting together as one class, shall elect such directors. At each meeting of stockholders at which the holders of shares of Series D Preferred Stock shall have the right, voting together with such other series as a single class, to elect directors of the Corporation as provided in this
Section 4 or to take any action, the presence in person or by proxy of the holders of record of a majority of the total number of shares of such two or more series then outstanding and entitled to vote on the matter shall be necessary and sufficient to constitute a quorum. At any such meeting or at any adjournment thereof:

          (A) the absence of a quorum of the holders of shares of such two or more series shall not prevent the election of directors other than those to be elected by the holders of shares of such two or more series and the absence of a quorum of the holders of shares of any other class or series of capital stock shall not prevent the election of directors to be elected by the holders of shares of such two or more series or the taking of any action as provided in this Section 4; and


          (B) in the absence of a quorum of the holders of shares of such two or more series, a majority of the holders of such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of shares of such two or more series from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.


          If the holders of any such other series have elected such directors prior to the happening of the default or event permitting the holders of Series D Preferred Stock to elect directors, or prior to a written request for the holding of a special meeting being received by the Secretary of the Corporation as elsewhere required in Section 4(d) above, then a new election shall be held with all such other series of Preferred Stock and the Series D

Preferred Stock voting together as a single class for such directors, resulting in the election of such new directors. If the holders of any such other series are entitled to elect in excess of two directors, the Series D Preferred Stock shall not participate in the election of more than two such directors, and those directors whose terms first expire shall be deemed to be the directors elected by the holders of Series D Preferred Stock; provided that, if at the expiration of such terms, the holders of Series D Preferred Stock are entitled to vote in the election of directors pursuant to the provisions of this Section 4, then the Secretary of the Corporation shall call a meeting (which meeting may be the annual meeting or special meeting of stockholders) of holders of Series D Preferred Stock for the purpose of electing replacement directors (in accordance with the provisions of this Section 4) to be held at or prior to the time of expiration of the expiring terms referred to above.

          (iv)  Except as otherwise specifically provided in paragraph
(d)(iii) of this Section 4:

          (A)  for the taking of any action as provided in paragraphs (b) and
    (c) of this Section 4 by the holders of Series D Preferred Stock, each such holder shall have one vote for each share of such stock standing in such holder's name on the transfer books of the Corporation as of any record date fixed for such purpose or, if no such date be fixed, at the close of business on the Business Day next preceding the day on which notice is given, or if notice is waived, at the close of business on the Business Day next preceding the day on which the meeting is held; and


          (B) each director elected by the holders of shares of Series D Preferred Stock as provided in this Section 4 shall, unless his or her term shall expire earlier upon payment in full by the Corporation of all accumulated dividends on the Series D Preferred Stock, hold office until the annual meeting of stockholders next succeeding his election or until his successor, if any, is elected and qualified;


          (v) In case any vacancy shall occur among the directors elected by the holders of shares of Series D Preferred Stock (and any other series of Preferred Stock, if any) as provided in this Section 4, such vacancy may be filled for the unexpired portion of the term by vote of the remaining director theretofore elected by such holders (if there is a remaining director), or such director's successor in office. If any such vacancy is not so filled within 20 days after the creation thereof or if both directors so elected by the holders of Series D Preferred Stock (and any other series of Preferred Stock, if any, as provided in Section 4(d)(iii)) shall cease to serve as directors before their terms shall expire, the holders of the Series D Preferred Stock (and any other series of Preferred Stock, if any, as provided in Section 4(d)(iii)) then outstanding and entitled to vote for such directors may, by written consent as herein provided, or at a special meeting of such holders called as provided herein, elect successors to hold office for the unexpired terms of such directors whose places shall be vacant.

          (vi) Any director elected by the holders of shares of Series D Preferred Stock voting separately as a single class (together with any other series of Preferred Stock, if any, as provided in Section 4(d)(iii)) may be removed from office with or without cause by the vote or written consent of the holders of at least a majority of the outstanding shares of Series D Preferred Stock (together with any other series of Preferred Stock, if any, as provided in Section 4(d)(iii)). A special meeting of the holders of shares of Series D Preferred Stock (together with holders of any other series of Preferred Stock, if any, as provided in Section 4(d)(iii)) may be called in accordance with the procedures set forth in subparagraph (d)(i) of this
Section 4.

          5. Certain Restrictions. (a) If shares of Series D Preferred Stock are outstanding, unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series D Preferred Stock for all past dividend periods and the then current dividend period, other than pursuant to Section 3(b), the Corporation will not declare, make, pay or set apart for payment or distribution any dividends or other distributions (other than in Common Stock or other capital shares ranking junior to the Series D Preferred Stock as to dividends and upon liquidation, dissolution or winding
up) on the Common Stock or any other series or class of capital stock ranking, as to dividends, on a parity with or junior to the Series D Preferred Stock for any period.

          (b) If shares of Series D Preferred Stock are outstanding, unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series D Preferred Stock for all past dividend periods and the then current dividend period, the Corporation shall not redeem, purchase or otherwise acquire for any consideration (or pay or make available money for a sinking fund for the redemption of) any Common Stock or any other series or class of capital stock ranking, as to dividends or upon liquidation, dissolution or winding up, on a parity with or junior to the Series D Preferred Stock (except by conversion into or exchange for Common Stock or other capital stock of the Corporation ranking junior to the Series D Preferred Stock as to dividends and upon liquidation, dissolution or winding
up); provided, however, the foregoing shall not prevent the purchase or acquisition of any shares of capital stock of the Corporation by the Corporation (i) in order to preserve the status of the Corporation as a real estate investment trust ("REIT") or (ii) pursuant to a purchase or exchange offer made on comparable terms to all holders of outstanding shares of capital stock of the Corporation.

          (c) The Corporation shall not permit any Subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of capital stock of the Corporation unless the Corporation could, pursuant to paragraph (b) of this Section 5, purchase or otherwise acquire such shares at such time and in such manner.

          6. Redemption. (a) The Series D Preferred Stock shall not be redeemable in whole or in part prior to the first yearly anniversary of the date of issuance of the Series D Preferred Stock. On or after the first yearly anniversary of the date of issuance of the Series D Preferred Stock, to the extent the Corporation shall have funds legally available therefor, the Series D Preferred Stock shall be subject to redemption in whole or in part, in cash, at the option of the Corporation at any time or from time to time, at $106 per share (the "Redemption Price"), together in each case with an amount equal to accrued and unpaid dividends to (and including) the date fixed for redemption. On and after the date fixed for redemption, provided that the Redemption Price (including any accrued and unpaid dividends to (and including) the date fixed for redemption) has been duly paid or deposited in trust for the benefit of the holders of the Series D Preferred Stock, dividends shall cease to accrue on the Series D Preferred Stock called for redemption, such shares shall no longer be deemed to be outstanding and all rights of the holders of such shares as stockholders of the Corporation shall cease, except the right to receive the moneys payable upon such redemption, without interest thereon, upon surrender of the certificates evidencing such shares. Any moneys deposited in trust by the Corporation which shall not be required for redemption because of the exercise of any right of conversion by the holders of the Series D Preferred Stock, shall be repaid to the Corporation forthwith. Any moneys deposited in trust by the Corporation and unclaimed at the end of two years from the date fixed for such redemption shall be repaid to the Corporation upon its written request, after which repayment the holders of the shares of Series D Preferred Stock so called for redemption shall look only to the Corporation for the payment thereof.

          (b) Notice of any redemption pursuant to Section 6(a) shall be given to the holders of shares of Series D Preferred Stock once not less than 45 or more than 60 days prior to the date fixed for redemption. Notice of redemption shall be given by first class mail to each such holder's address as shown on the stock books of the Corporation and will specify (i) the date fixed for redemption, (ii) the number of shares of Series D Preferred Stock to be redeemed, (iii) the Redemption Price, (iv) the place or places where certificates for shares of Series D Preferred Stock are to be surrendered for payment of the Redemption Price, (v) that dividends on the shares of Series D Preferred Stock to be redeemed will cease to accrue on the date fixed for redemption, (vi) the date upon which the holders' conversion rights will terminate (which date shall be determined in accordance with Section 9(g)).
If less than all shares of Series D Preferred Stock then outstanding are to be redeemed, the shares of Series D Preferred Stock will be redeemed pro rata from among the holders of shares of Series D Preferred Stock then outstanding.

          7. Reacquired Shares. Any shares of Series D Preferred Stock converted, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares of Series D Preferred Stock shall upon their cancellation, and upon the filing of an appropriate certificate with the Maryland State Department of Assessments and Taxation, become authorized but unissued shares of Preferred Stock and may be reissued as part of another series of Preferred Stock subject to the conditions or restrictions on issuance set forth herein, to the extent any Series D Preferred Stock remains outstanding.

          8. Liquidation, Dissolution or Winding Up. (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation then, before any distribution or payment shall be made to the holders of any shares of Common Stock or any other class or series of capital stock of the Corporation ranking junior to the Series D Preferred Stock in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation, the holders of Series D Preferred Stock shall be entitled to receive out of assets of the Corporation legally available for distribution to stockholders, liquidating distributions in the amount of the Liquidation Value per share, plus an amount equal to all dividends accrued and unpaid thereon as of the date of liquidation, dissolution or winding up. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series D Preferred Stock will have no right or claim to any of the remaining assets of the Corporation. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Corporation are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series D Preferred Stock and the corresponding amounts payable on all shares of other classes or series of capital stock of the Corporation ranking on a parity with the Series D Preferred Stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of the Series D Preferred Stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

          (b) Neither the consolidation, merger or other business combination of the Corporation with or into any other Person, nor the sale, lease or conveyance of all or substantially all of the property or business of the Corporation shall be deemed to constitute a liquidation, dissolution or winding up of the Corporation for purposes of this Section 8.

          9. Conversion. (a) Prior to the Mandatory Conversion Date for each share of Series D Preferred Stock, such share of Series D Preferred Stock shall be convertible at the option of the holder thereof into fully paid and nonassessable shares of Common Stock, subject to the restrictions in this
Section 9(a), or unless such restrictions are modified by written agreement between the Corporation and the holder of Series D Preferred Shares. In connection with the first issuance of up to 100,000 shares of Series D Preferred Stock by the Corporation to any Person, (i) no share of Series D Preferred Stock may be converted during the first twenty-nine calendar days after the issuance of such share, (ii) up to 50,000 shares of Series D Preferred Stock may be converted on any Business Day that is 30 or more calendar days after the issuance thereof but less than 60 calendar days after the issuance thereof, and (iii) up to 100,000 shares of Series D Preferred Stock may be converted on any Business Day that is 60 or more calendar days after the issuance thereof. In connection with the issuance to any Person of shares of Series D Preferred Stock following the first issuance of 100,000 shares to such Person of Series D Preferred Stock, (i) no share of Series D Preferred Stock may be converted during the first twenty-nine calendar days after the issuance of such share, and (ii) any share of Series D Preferred

Stock may be converted on any Business Day that is 30 or more days after the issuance thereof. A holder of shares of Series D Preferred Stock may not convert less than 10,000 shares of Series D Preferred Stock at any one time. Determination of which holders shall be entitled to convert during any 30 consecutive calendar day period shall be based upon the holders which first deliver to the Corporation the conversion notice and certificates of Series D Preferred Stock specified in paragraph (d) below, with any allocation between holders delivering the required conversion notice and certificates of Series D Preferred Stock on the same day to be made pro rata based upon the number of shares of Series D Preferred Stock submitted for conversion. In the event a holder of Series D Preferred Stock cannot effect a requested conversion of such holder's Series D Preferred Stock at the time requested, the Corporation shall, without further action on the part of such holder, convert such shares of Series D Preferred Stock into Common Stock on the earliest date that such conversion is possible under the terms of these Articles Supplementary. In no event may the holder of Series D Preferred Stock convert a share of Series D Preferred Stock into shares of Common Stock if such conversion would result in the holder of Series D Preferred Stock requesting the conversion thereof having beneficial ownership of 5% or more of the Corporation's then outstanding Common Stock. For purpose of these Articles Supplementary, "beneficial ownership" shall be determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934.

          (b) On the Mandatory Conversion Date for each share of Series D Preferred Stock, such share of Series D Preferred Stock shall be automatically converted into fully paid and nonassessable shares of Common Stock.

          (c) The number of shares of Common Stock deliverable upon conversion of a share of Series D Preferred Stock shall be equal to a fraction
(i) the numerator of which is the Liquidation Value of the Series D Preferred Stock and (ii) the denominator of which is a Closing Trade Price for a Trading Day occurring within the Conversion Pricing Period mutually acceptable to the Corporation and the holder; provided, however, that if no Closing Trade Price is mutually acceptable to the Corporation and the holder, then the denominator shall be the Average Closing Trade Price for the applicable Conversion Pricing Period.

          (d) Prior to the Mandatory Conversion Date, the holders of Series D Preferred Stock may convert such Series D Preferred Stock into Common Stock by surrendering to the Corporation at the principal office of the Corporation in the State of Maryland (the "Transfer Agent") or at the office of any agent or agents of the Corporation, as may be designated by the Board of Directors, the certificate of such Series D Preferred Stock to be converted accompanied by a written notice stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this Section 9 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued (a "Holder Conversion Notice"). In case a Holder Conversion Notice shall specify a name or names other than that of such holder, such Holder Conversion Notice shall be accompanied by payment of all transfer taxes, if any, payable upon the issuance of shares of Common Stock in such name or names. Other than such taxes, the Corporation will pay any and all issue and other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series D Preferred Stock pursuant hereto.

          (e) After the Mandatory Conversion Date, the holders of Series D Preferred Stock may exchange certificates representing Series D Preferred Stock for certificates representing Common Stock by surrendering to the Transfer Agent such certificates representing Series D Preferred Stock. In case the holder of Series D Preferred Stock requests the Common Stock to be registered in a name or names other than that of such holder, the Series D Preferred Stock submitted for conversion shall be accompanied by payment of all transfer taxes, if any, payable upon the issuance of shares of Common Stock in such name or names. Other than such taxes, the Corporation will pay any and all issue and other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series D Preferred Stock pursuant hereto.
          (f) As promptly as practicable, and in any event within five Business Days after the date of delivery of the shares of Series D Preferred Stock to be converted (and, if prior to the Mandatory Conversion Date, the Holder Conversion Notice), the Corporation shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the holder of shares of Series D Preferred Stock being converted shall be entitled and (ii) if less than the full number of shares of Series D Preferred Stock evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares of Series D Preferred Stock evidenced by such surrendered certificate or certificates less the number of shares being converted. All conversions shall be deemed to have been made at the close of business on the date of delivery of the Holder Conversion Notice or the Mandatory Conversion Date, as the case may be, so that the rights of the holder thereof as to the shares being converted shall cease except for the right to receive shares of Common Stock in accordance herewith, and the Person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time. The Corporation shall not be required to convert, and no surrender of shares of Series D Preferred Stock shall be effective for that purpose, while the transfer books of the Corporation for the Common Stock are closed for any purpose (but not for any period in excess of 10 calendar days); but the surrender of shares of Series D Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such shares of Series D Preferred Stock were surrendered, and at a rate of conversion which assumes the Conversion Pricing Period took place during the period immediately prior to the closing of such books.

          (g) In case any shares of Series D Preferred Stock are to be redeemed pursuant to Section 6, the right of conversion set forth in this
Section 9 shall cease and terminate as to the shares of Series D Preferred Stock to be redeemed at the close of business, Washington, D.C. time, on the date of delivery to the holders of Series D Preferred Stock of notice of redemption in accordance with Section 6(b), unless (i) the Corporation shall have received a Holder Conversion Notice in respect of such shares of Series D Preferred Stock prior to such time or (ii) the Corporation shall default in the payment of the amount payable upon such redemption.

          (h) Upon conversion of any shares of the Series D Preferred Stock, all accrued and unpaid dividends up to (and including) the date of receipt by the Corporation of the Holder Conversion Notice or the Mandatory Conversion Date, as the case may be, whether or not declared, on each share of Series D Preferred Stock being converted shall become immediately due and payable in cash on the date of the issuance and delivery by the Corporation of the certificate representing the shares of Common Stock to which such holder of shares of the Series D Preferred Stock being converted is entitled. In the event that the Corporation is legally prohibited from paying such dividends on such date, the Corporation shall pay such unpaid dividends to the holder of such shares as soon thereafter as it is legally able to do so.

          (i) In connection with the conversion of any shares of Series D Preferred Stock, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Average Closing Trade Price for the applicable Conversion Pricing Period. If more than one share of Series D Preferred Stock shall be surrendered for conversion by the same holder at the same time, the number of full shares of Common Stock issuable on conversion thereof shall be computed on the basis of the total number of shares of Series D Preferred Stock so surrendered.

          (j) The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Series D Preferred Stock, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series D Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if necessary to permit the conversion of all outstanding shares of Series D Preferred Stock.

          (k) In case of any capital reorganization or reclassification of outstanding shares of Common Stock, or in the case of any consolidation or merger of the Corporation with or into another Person or in the case of any sale or conveyance to another Person of the property of the Corporation as an entirety or substantially as an entirety (each of the foregoing being referred to as a "Transaction"), at the option of the holder of any shares of Series D Preferred Stock, (i) each share of Series D Preferred Stock then outstanding shall thereafter be convertible into, in lieu of the Common Stock issuable upon such conversion prior to consummation of such Transaction, the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which one share of Series D Preferred Stock was convertible, assuming that the Conversion Pricing Period related thereto ended on the day immediately preceding the consummation of such Transaction (including, on a pro rata basis, the cash, securities or property received by holders of Common Stock in any tender or exchange offer that is a step in such Transaction, insofar as receipt of such cash, securities or property in connection with any step in such Transaction does not result in the holders of Series D Preferred Stock receiving the aggregate more than such holders would otherwise be entitled to receive pursuant to this clause (i)) or
(ii) each share of Series D Preferred Stock shall entitle the holder thereof to receive, upon presentation of the certificate therefor to the Surviving Person subsequent to the consummation of such Transaction (A) if the Surviving Person is a Qualified Person, that number of shares of Survivor Common Stock of the Surviving Person determined by multiplying the number of shares of Common Stock into which such share of Series D Preferred Stock was convertible, assuming that the Conversion Pricing Period related thereto ended on the day immediately preceding the consummation of such Transaction by a fraction, the numerator of which is the average Closing Trade Price for the Common Stock for twenty-one Trading Days preceding the date of consummation of such Transaction and the denominator of which is the average Closing Trade Price for the Survivor Common Stock for the twenty-one Trading Days preceding the consummation of the Transaction giving rise to the adjustment in this paragraph (k) or (B) if the Surviving Person is not a Qualified Person, $106 in cash per share of Series D Preferred Stock, payable in immediately available funds. In any such case, if necessary, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions set forth in this Section 9 with respect to the rights and interests thereafter of the holders of shares of Series D Preferred Stock to the end that the provisions set forth herein for the protection of the conversion rights of the Series D Preferred Stock shall thereafter be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of the shares of Series D Preferred Stock remaining outstanding (with such adjustments in the conversion price and number of shares issuable upon conversion and such other adjustments in the provisions hereof as the Board of Directors shall determine to be appropriate). In case securities or property other than Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references to this Section 9 shall be deemed to apply, so far as appropriate and as nearly as may be, to such other securities or property.

          10. REIT Status. Nothing contained in these Articles Supplementary or the Articles of Incorporation shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of the stockholders by preservation of the Corporation's qualification as a REIT under the REIT Provisions (as defined in the Articles of Incorporation), including, without limitation, the enforcement of the provisions of Article EIGHTEENTH of the Articles of Incorporation.



          IN WITNESS WHEREOF, this instrument has been executed for and on behalf and in the name of the Corporation by its officers thereunto duly authorized on July 28, 1998.

                              CRIIMI MAE INC.


                              By: /S/ Cynthia O. Azzara
                                 ----------------------
                                    Cynthia O. Azzara
                                     Senior Vice President/Chief Financial
                                     Officer/Treasurer


[Seal]


Attest:



/S/ Sharilyn M. Green
    -----------------
Sharilyn M. Green
Assistant Vice President/Senior Counsel

          THE UNDERSIGNED,  Senior Vice President of the Corporation, who

executed on behalf of the Corporation Articles Supplementary of which this

Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.



                              By: /S/ Cynthia O. Azzara
                                  ---------------------
                                    Cynthia O. Azzara
                                    Senior Vice President/Chief Financial
                                    Officer/Treasurer